TRANSPORT CORPORATION OF AMERICA, INC.
                                                         1715 YANKEE DOODLE ROAD
                                                                 EAGAN, MN 55121
                                                            Traded: Nasdaq: TCAM


COMPANY CONTACTS:
Michael Paxton                           Keith Klein
Chairman, President and CEO              Chief Financial Officer
(651) 686-2500                           (651) 686-2500


FOR IMMEDIATE RELEASE
THURSDAY, JULY 17, 2003


                        TRANSPORT CORPORATION OF AMERICA
                         REPORTS SECOND QUARTER RESULTS

MINNEAPOLIS, MINNESOTA, JULY 17, 2003 - TRANSPORT CORPORATION OF AMERICA, INC. (NASDAQ: TCAM), today announced revenues for the second quarter 2003 of $65.6 million, compared with 2002 second-quarter revenues of $69.0 million, a decrease of 4.9 percent. Second quarter's net loss was $837,000 or $0.12 per diluted share, compared with 2002 second quarter net income of $208,000, or $0.03 per diluted share.

Michael Paxton, Chairman, President and Chief Executive Officer, commented, "We are clearly disappointed with our second quarter results. A soft freight environment during much of the second quarter, especially in a number of our key geographical markets, significantly reduced available miles. Despite these challenges, we continued our efforts to drive productivity and network balance, reducing our deadhead miles from 11.8 percent in 2002 to 10.6 percent in 2003. Our administrative productivity improved, with our revenue per non-driver employee increasing by 7.4 percent in the second quarter over the previous year. In addition, our revenue per loaded mile improved for the second consecutive quarter as a result of rate increases and improvement in freight mix."

"The soft freight environment negatively impacted our utilization during the quarter," Paxton continued, "reducing miles per tractor by 1.9 percent and revenue per tractor by 1.4 percent over 2002 levels. In addition, we experienced increased insurance and claims costs in the quarter relating to claims settlements. Our accident frequency rate remains at historically low levels, and we continue to implement programs to improve safety and reduce claims expense."

"We also maintained our focus on improving the balance sheet," Paxton noted. "For the thirteenth straight quarter, Transport America has reduced its overall debt position. During the second quarter of 2003, we paid down $6.7 million of debt, bringing our total outstanding debt balance to $60.0 million."

YEAR-TO-DATE RESULTS

For the six-month period ended June 30, 2003, Transport America announced revenues of $132.7 million, compared with 2002 year-to-date revenues of $135.1 million. Net loss for the six-month period was $1.4 million, or $0.19 per diluted share, compared with a 2002 net loss of $19.3 million, or $2.67 per diluted share.

Results in 2003 include a non-cash benefit of $167,000 after taxes, or $0.02 per share, for a change in estimate related to the impairment of revenue equipment recorded in 2002 and non-cash charge of $64,000 after taxes, or $0.01 per share, for a change in accounting principle relating to environmental disposal costs on tires. Results in 2002 include a non-cash asset impairment charge of $2.5 million after taxes, or $0.35 per share, for asset impairment charges related to plans to dispose of approximately 260 tractors without guaranteed residual values and 500 trailers in excess of the Company's needs. Results in 2002 also include a non-cash goodwill impairment charge of $16.7 million after taxes, or $2.31 per share.

OUTLOOK

Looking ahead, Paxton commented, "While the first half of 2003 has seen soft demand for freight, we are cautiously optimistic that we will see increased demand during the second half of 2003. In addition, we are aggressively pursuing new freight opportunities. During the second quarter, we were awarded over $8 million in annualized new business from one customer that we expect will ramp up early in the third quarter. We also believe we will be able to maintain some of the early success we have experienced in achieving rate increases. In addition, we recently initiated a new cost reduction program we expect will allow us to identify and achieve significant cost savings as we go through the second half of 2003."

The Company will host a conference call and webcast today, July 17, 2003 at 10:00 a.m. Central Time. The Internet broadcast can be accessed at the Company's website, www.transportamerica.com, or at www.companyboardroom.com.

ABOUT TRANSPORT AMERICA

Transport Corporation of America, Inc., based in the Minneapolis - St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Transport America focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and information systems.

This news release contains forward-looking statements regarding the Company. The Company wishes to caution readers not to place undue reliance on any forward-looking statements which speak only as of the date made. The following important factors, among other things, in some cases have affected and in the future could affect the Company's actual results and could cause the Company's actual financial performance to differ materially from that expressed in any forward-looking statement: (1) the highly competitive conditions that currently exist in the Company's market and the Company's ability to compete, (2) the Company's ability to recruit, train, and retain qualified drivers, (3) increases in fuel prices, and the Company's ability to recover these costs from its customers, (4) the impact of environmental standards and regulations on new revenue equipment, (5)changes in governmental regulations applicable to the Company's operations, (6) adverse weather conditions, (7) accidents, (8) the financing and resale market for used revenue equipment, (9) changes in interest rates, (10) cost of liability insurance coverage, and (11) downturns in general economic conditions affecting the Company and its customers. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise or update any previously made forward-looking statements. Unanticipated events are likely to occur.

                     TRANSPORT CORPORATION OF AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                Three and Six Months ended June 30, 2003 and 2002

               (In thousands, except share and per share amounts)

                                                                THREE MONTHS
                                                                (UNAUDITED)
                                                 -------------------------------------------
                                                    2003                  2002
                                                 --------------------  ---------------------
                                                   AMOUNT       %        AMOUNT      %
                                                 --------------------  ---------------------
Operating revenues                                  $ 65,638   100.0      $ 69,004  100.0

OPERATING EXPENSES:
  Salaries, wages, and benefits                       18,281    27.9        20,161   29.2
  Fuel, maintenance, and other expense                 9,650    14.7         9,779   14.2
  Purchased transportation                            23,771    36.2        23,110   33.5
  Revenue equipment leases                               263     0.4           268    0.4
  Depreciation and amortization                        6,287     9.6         6,933   10.1
  Insurance, claims, and damage                        3,478     5.3         2,768    4.0
  Taxes and licenses                                   1,111     1.7         1,205    1.7
  Communication                                          559     0.9           684    1.0
  Other general and administrative expenses            2,590     3.9         2,289    3.3
  Impairment of revenue equipment                          0     0.0             0    0.0
  Gain (Loss) on disposition of equipment                 (3)    0.0            (9)   0.0
                                                 --------------------  -------------------
        Total operating expenses                      65,987   100.5        67,188   97.4
                                                 --------------------  -------------------

    OPERATING INCOME (LOSS)                             (349)   (0.5)        1,816    2.6

Interest expense, net                                  1,045     1.6         1,431    2.0
                                                 --------------------  -------------------

    EARNINGS (LOSS) BEFORE INCOME TAXES               (1,394)   (2.1)          385    0.6

Income tax provision (benefit)                          (557)   (0.8)          177    0.3
                                                 --------------------  -------------------

   EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF
         CHANGE IN ACCOUNTING PRINCIPLE                 (837)   (1.3)          208    0.3

Cumulative effect of change in accounting
         principle, net of tax effect                      0     0.0             0    0.0
                                                 --------------------  -------------------

    NET EARNINGS (LOSS)                               $ (837)   (1.3)        $ 208    0.3
                                                 ====================  ===================


EARNINGS (LOSS) PER COMMON SHARE - BASIC
    Before cumulative effect of change
         in accounting principles                    $ (0.12)               $ 0.03
    Net earnings  (loss) per share                   $ (0.12)               $ 0.03

Earnings (loss) per common share - diluted
    Before cumulative effect of change
         in accounting principles                    $ (0.12)               $ 0.03
    Net earnings  (loss) per share                   $ (0.12)               $ 0.03

Average common shares outstanding
    Basic                                          7,185,776             7,251,013
    Diluted                                        7,185,776             7,315,138


[WIDE TABLE CONTINUED FROM ABOVE]

                                                                    SIX MONTHS
                                                                    (UNAUDITED)
                                                  ------------------------------------------------
                                                     2003                      2002
                                                  ------------------------  ----------------------
                                                    AMOUNT         %          AMOUNT        %
                                                  ------------------------  ----------------------

Operating revenues                                 $ 132,739       100.0     $ 135,052     100.0

OPERATING EXPENSES:
  Salaries, wages, and benefits                       36,946        27.8        40,658      30.2
  Fuel, maintenance, and other expense                20,533        15.5        19,110      14.2
  Purchased transportation                            47,538        35.8        43,677      32.3
  Revenue equipment leases                               523         0.4           331       0.2
  Depreciation and amortization                       12,625         9.5        14,110      10.4
  Insurance, claims, and damage                        6,397         4.8         6,095       4.5
  Taxes and licenses                                   2,315         1.7         2,586       1.9
  Communication                                        1,096         0.8         1,379       1.0
  Other general and administrative expenses            5,070         3.8         4,273       3.2
  Impairment of revenue equipment                       (278)       (0.2)        4,741       3.5
  Gain (Loss) on disposition of equipment                  4         0.0            (8)      0.0
                                                 ------------------------  ----------------------
        Total operating expenses                     132,769       100.0       136,952     101.4
                                                 ------------------------  ----------------------

    OPERATING INCOME (LOSS)                              (30)       (0.0)       (1,900)     (1.4)

Interest expense, net                                  2,120         1.6         2,922       2.2
                                                 ------------------------  ----------------------

    EARNINGS (LOSS) BEFORE INCOME TAXES               (2,150)       (1.6)       (4,822)     (3.6)

Income tax provision (benefit)                          (859)       (0.6)       (2,207)     (1.7)
                                                 ------------------------  ----------------------

   EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF
         CHANGE IN ACCOUNTING PRINCIPLE               (1,291)       (1.0)       (2,615)     (1.9)

Cumulative effect of change in accounting
         principle, net of tax effect                    (64)       (0.0)      (16,694)    (12.4)
                                                 ------------------------  ----------------------

    NET EARNINGS (LOSS)                             $ (1,355)       (1.0)    $ (19,309)    (14.3)
                                                 ========================  ======================


EARNINGS (LOSS) PER COMMON SHARE - BASIC
    Before cumulative effect of change
         in accounting principles                    $ (0.18)                  $ (0.36)
    Net earnings  (loss) per share                   $ (0.19)                  $ (2.67)

Earnings (loss) per common share - diluted
    Before cumulative effect of change
         in accounting principles                    $ (0.18)                  $ (0.36)
    Net earnings  (loss) per share                   $ (0.19)                  $ (2.67)

Average common shares outstanding
    Basic                                          7,201,498                 7,239,232
    Diluted                                        7,201,498                 7,239,232


                     TRANSPORT CORPORATION OF AMERICA, INC.
                                  BALANCE SHEET
                             JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)
                                    UNAUDITED

                                     ASSETS
                                     ------
                                                          2003        2002
                                                    -------------------------
CURRENT ASSETS:
  Cash and cash equivalents                            $     123    $     165
  Trade receivables, net of allowances                    27,750       31,746
  Other receivables                                        2,209        3,396
  Operating supplies                                         881        1,180
  Deferred income taxes                                    4,903        4,070
  Prepaid expenses                                         3,772        3,859
                                                    -------------------------
TOTAL CURRENT ASSETS                                      39,638       44,416

REVENUE EQUIPMENT, AT COST                               187,948      211,690
  Less: accumulated depreciation                         (84,817)     (91,309)
                                                    -------------------------
REVENUE EQUIPMENT, NET                                   103,131      120,381

PROPERTY AND OTHER EQUIPMENT:
  Land, buildings, and improvements                       17,674       17,890
  Other equipment and leasehold improvements              22,910       24,883
  Less: accumulated depreciation                         (17,131)     (16,669)
                                                    -------------------------
PROPERTY AND OTHER EQUIPMENT, NET                         23,453       26,104
                                                    -------------------------

REVENUE, PROPERTY AND OTHER EQUIPMENT, NET               126,584      146,485

OTHER ASSETS, NET                                          2,850        2,501

                                                    -------------------------
TOTAL ASSETS                                           $ 169,072    $ 193,402
                                                    =========================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                            2003         2002
                                                    -------------------------
CURRENT LIABILITIES:
  Current maturities of Long Term Debt                 $  15,563    $  10,322
  Current maturities of Capital Lease Obligations          4,076        5,896
  Accounts payable                                         4,044        5,591
  Checks issued in excess of cash balances                   981        2,542
  Due to independent contractors                           2,539        1,813
  Accrued expenses                                        17,515       15,552
                                                    -------------------------
TOTAL CURRENT LIABILITIES                                 44,718       41,716

LONG-TERM DEBT & CAPITAL LEASE OBLIGATIONS
  Long-term debt less current maturities                  25,203       44,479
  Capital lease obligations less current maturities       15,139       19,266
                                                    -------------------------
TOTAL LONG-TERM DEBT
  & CAPITAL LEASE OBLIGATIONS                             40,342       63,745

DEFERRED INCOME TAXES                                     25,598       26,532

SHAREHOLDERS' EQUITY:
  Common stock                                                72           72
  Additional paid-in capital                              29,877       30,476
  Retained earnings                                       28,465       30,861
                                                    -------------------------
TOTAL SHAREHOLDERS' EQUITY                                58,414       61,409

                                                    -------------------------
TOTAL LIABILITIES AND EQUITY                           $ 169,072    $ 193,402
                                                    =========================

                     TRANSPORT CORPORATION OF AMERICA, INC.
               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002

                                                      THREE MONTHS
                                                -------------------------               SIX MONTHS
                                                   2003         2002                 2003         2002
                                                -------------------------       -------------------------
OPERATING STATISTICS
      Company tractors, seated                         908        1,026                  908        1,026
      Company tractors, other                           81          151                   81          151
      Independent contractor                           855          798                  855          798
                                                -------------------------       -------------------------
      Total tractors (at end of period)              1,844        1,975                1,844        1,975
      Trailers (at end of period)                    5,269        5,740                5,269        5,740

      Average company tractors in service              926        1,078                  948        1,115
      Total loaded miles (000's)                    44,587       47,040               89,894       92,432
      Total miles (000's)                           49,859       53,340              100,201      105,329
      Trucking revenue per tractor per week*     $   2,652    $   2,689            $   2,670    $   2,641
      Trucking revenues per loaded mile*         $   1.399    $   1.411            $   1.394    $   1.418
      Trucking revenues per mile*                $   1.251    $   1.245            $   1.250    $   1.244
      Average empty mile percentage                   10.6%        11.8%                10.3%        12.2%
      Average length of haul, all miles                722          705                  730          707
      Average annual revenues per non-
      driver employee (000's)                    $     641    $     597            $     636    $     579

FINANCIAL DATA (000's)
      Trucking revenue                           $  62,389    $  66,392            $ 125,284    $ 131,040
      Fuel surcharge revenue                         2,665        1,116                6,165        1,431
      Logistics                                        584        1,496                1,290        2,581
                                                -------------------------       -------------------------
      Total revenue                              $  65,638    $  69,004            $ 132,739    $ 135,052

      Capital expenditures, net of proceeds      $      14    $    (551)           $     386    $  (2,474)
      Total debt and capital lease obligations   $  59,981    $  79,963            $  59,981    $  79,963

      * Excluding fuel surcharge